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JOINT FILING AGREEMENT

        In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of Common Stock, par value $0.001 per share, Manufacturers' Services Limited and further agree that this Joint Filing Agreement (this "Agreement") be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

Dated as of October 24, 2003

ONEX CORPORATION
By:	/s/ DONALD W. LEWTAS
	Name:	Donald W. Lewtas
	Title:	Authorized Signatory
/s/ DONALD W. LEWTAS Donald W. Lewtas, Authorized Signatory for Gerald W. Schwartz
CELESTICA INC.
By:	/s/ ELIZABETH L. DELBIANCO
	Name:	Elizabeth L. DelBianco
	Title:	Chief Legal Officer
MSL ACQUISITION SUB INC.
By:	/s/ ELIZABETH L. DELBIANCO
	Name:	Elizabeth L. DelBianco
	Title:	President and Treasurer

Page 26 of 26 pages.

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JOINT FILING AGREEMENT